UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

All State Properties Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-12895	32-0252180
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

106 Glenwood Drive South
Liverpool, NY 13090
(Address of Principal Executive Office) (Zip Code)

(315) 451-7515
(Registrant’s telephone number, including area code)

Copies To:

This Current Report on Form 8-K is filed by All State Properties Holdings, Inc., a Nevada corporation (“Registrant”), in connection with the items described below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On August 25, 2008, Registrant’s Board of Directors made the decision to change its auditor.  Instead of Morrison, Brown, Argiz & Farra, LLP, the Board of Directors decided to retain Moore & Associates, Chartered as its independent auditor to review Registrant’s annual report for the year ending June 30, 2008 and to audit Registrant’s financial statements for the year ended June 30, 2008. The former auditor, Morrison, Brown, Argiz & Farra, LLP, will be dismissed effective on August 25, 2008 upon a change in the Registrant’s management. Registrant does not have an audit committee.

In the audit report on the financial statements for the year ended June 30, 2007, Morrison, Brown, Argiz & Farra, LLP disclosed an uncertainty of the Registrant to continue as a going concern. During the two most recent fiscal years and any subsequent interim period through the date of dismissal, there were no disagreements with the former auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former auditor, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

The engagement date for the new auditor, Mike J. Moore, MBA, CPA, PFS of Moore & Associates, Chartered is August 25, 2008. Neither the Registrant (or anyone on its behalf) consulted the new auditor regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer’s financial statements. Neither written or oral advice was provided that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue.

Prior to making the decision to retain Mike J. Moore, MBA, CPA, PFS of Moore & Associates, Chartered, Registrant had no prior relationship with Mike J. Moore, MBA, CPA, PFS, or any of its members.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	Exhibit 10.1	Auditors' Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL STATE PROPERTIES HOLDINGS, INC.

Date: September 10, 2008	By:	/s/ Garry McHenry
Garry McHenry President, Chief Executive Officer, Chief Financial Officer, and Sole Director